Exhibit 10.19

AMENDED SUMMARY AND RESCISSION OF ARRANGEMENT BETWEEN THE COMPANY
AND ROBERT C. HAGERTY

In fiscal 2001, the Compensation Committee of the Board of Directors of Polycom, Inc. (the “Company”) approved a loan of $2,000,000 to Robert C. Hagerty, the Chief Executive Officer of the Company, and a retention bonus agreement with Mr. Hagerty.  This compensation arrangement was subsequently ratified by a unanimous vote of the Company’s Board of Directors, except for Mr. Hagerty, who abstained from voting.  This arrangement was rescinded by the Board in August 2002, without ever having gone into effect.